Exhibit 10.8


                                 LOAN AGREEMENT

This Loan Agreement (the "AGREEMENT") is made as of the 30 day of June, 2005 BY AND BETWEEN

(1) TAT Technologies Ltd. (the 'TAT"), an Israeli public company, having its registered office at the Industrial Zone Yasur, Gedora, Israel; and

(2) Limco Airpair Inc. ("THE COMPANY") a private company having its register office at 5304 South Lawton Avenue, Tulsa Oklahoma 74107, USA.

                                    RECITAL

WHEREAS, the Company has requested that TAT and TAT has agreed to lend the Company an amount of U.S.$6 million in order to purchase Piedmont Aviation Component Services L.L.C ("PIEDMONT"), all upon the terms and conditions more fully set forth herein; and,

WHEREAS, TAT is borrowing the amount of US$ 6 million, to be lent to the Company, from Bank Leumi Lelsreal Ltd. ("THE BANK" and "THE LEUMI LOAN", respectively), according to a Loan Agreement between TAT and the Bank ("THE LEUMI LOAN AGREEMENT") attached by reference as APPENDIX A to this Agreement and constitute an integral part thereof, and providing securities for the Leumi Loan;

THEREFORE, in consideration of the foregoing, the parties, intending to be legally bound, agree as follows:

1.    THE LOANS

      Upon the terms and subject to the conditions set forth in this Agreement and the Leumi Loan Agreement, TAT agrees to grant the Company, effective as of July 1, 2005 (the "LOAN DATE"), two loans each in an amount of US$3 million (hereinafter - "THE FIRST LOAN" and "THE SECOND LOAN", respectively and together "THE LOANS"), all upon the following terms and conditions:

2.    LOANS TERM.

      The term of the Loans shall commence on the Loan Date and shall terminate no later than June 30, 2010.

3.    INTEREST.

      (a) The First Loan shall bear annual rate of interest at 7.25% and shall be compounded according the terms of the Leumi Loan Agreement and until payment in full of the outstanding principal of the First Loan pursuant to the provisions contained herein.

      (b) The Second Loan shall bear annual rate of interest at L.I.B.O.R (3 months), as shall be determined from time to time by the Bank according to the Leumi Loan Agreement, plus 3% and shall be compounded on the outstanding principal of the Second Loan according the terms of the Leumi Loan Agreement until payment in full of the outstanding principal of the Second Loan pursuant to the provisions contained herein.

      (c) Interest on the Loans shall be computed on the basis of a 365-day year.

4.    PAYMENT OF INTEREST AND EXPENSES.

      (a) Interest shall be paid on the last day of each quarter, commencing as of the Loan Date, with each payment being.

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      (b)   Upon TAT demand the Company will immediately indemnify TAT for any expense it may bear with respect to the Leumi Loan including due to Event of Default under Section 7 hereinafter.

5.    PAYMENT OF PRINCIPAL.

      (a) Subject to the Event of Default provisions described below, the principal amount of the Loans shall be repaid in three equal installments on June 30, 2008; June 30, 2009; and June 30, 2010.

      (b) Notwithstanding the above, in any event that the bank will demand a prepayment of the Leumi Loan or any part thereof for any reason, the Company will prepay TAT the respective portion of the Loans including any Interest compounded on it until that date.

      (c) The Company and TAT may mutually agree from time to time on prepayment of the Loans or any part thereof.

6.    CURRENCY; MANNER OF PAYMENT.

      The delivery of the Loans to the Company by TAT and all payments that are to be paid to TAT by the Company, pursuant to this Agreement, shall be performed in US Dollars. Payment to be made to TAT shall be to TAT's bank account, as SHALL be designated by TAT from time to time in a written notice delivered by TAT to the Company. The Company shall make such payments to such bank account by initiating such payments on a banking day, before 11.00 a.m., Israel time, by bank wire transfer in immediately available funds, marked for attention as indicated.

7.    EVENTS OF DEFAULT AND REMEDIES THEREOF

      (a) EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as the term is used herein;

            (1) Any default in the payment of principal or interest when due, which default shall continue for more than 5 days following the delivery of a written notice by TAT to the Company; or,

            (2) The Company is generally not paying its debts as they become due, or makes an assignment of its substantial assets for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for or over all the assets of the Company or a substantial part thereof; or,

            (4) A Liquidator, trustee or receiver is appointed for or over all of the assets of the Company or a substantial part thereof and is not discharged within 45 days after such appointment; or

            (5) Liquidation, reorganization, arrangement, insolvency or other similar proceeding under the Companies Law for the relief of debtors, is instituted by or against the Company and, if instituted against the Company, is consented to or is not dismissed within 45 days of such institution.

      (b) NOTICE TO TAT. When any Event of Default described in Section 7(a) (other than an Event of Default described in Section 7(a)(l)) has occurred, the Company shall give TAT a written notice within five business days of its becoming aware regarding such event.

      (c)   ACCELERATION OF MATURITIES. When any Event of Default described in
            Section 7(a) has happened and is continuing, TAT may, by notice in

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            writing (the "DEFAULT NOTICE") sent to the Company, declare the
            Loans due and payable, without any additional presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

            Upon the Loans becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to TAT all principal of and interest accrued on the Loans.

            Such amounts shall be supplemented by additional interest accrued thereon as an arrears interest according to Leumi Loan Agreement from the date when the Event of Default has occurred and until the payment date.

            Neither any course of dealing on the part of TAT nor any delay or failure on the part of TAT to exercise any right shall operate as a waiver of such right or otherwise prejudice TAT' rights, powers and remedies.

            The Company further agrees, to pay TAT all expenses incurred by it in the implementation of its rights, powers and remedies under this
            Section 7.

8.    MISCELLANEOUS

      (a) Recital and EXHIBITS. The Recital and the Exhibits attached to this Agreement constitute integral parts thereof. They are incorporated herein by reference and shall have the same force and effect as if set forth in full in the main body of this Agreement.

      (b) GOVERNING LAW; FORUM FOR DISPUTE RESOLUTION. This Agreement shall be governed by the laws of the State of Israel. Any dispute arising under or with respect to this Agreement shall be resolved exclusively in the appropriate court in Tel Aviv, Israel.

      (c)   NOTICES.

            All notices required or permitted hereunder to be given to a party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to the addressee thereof (i) if hand delivered, on the day of delivery, (ii) if given by facsimile transmission, on the business day on which such transmission is sent and confirmed, (iii) if given by air courier, two business days following the date it was sent or (iv) if mailed by registered mail, return receipt requested, five business days following the date it was mailed, to such party's address as set forth in the preamble of this Agreement or at such other address as such party shall have furnished to each other party in writing in accordance with this provision.

      (d)   ENTIRE AGREEMENT.

            This Agreement constitute the entire agreement among the parties regarding the transactions contemplated herein, and may not be amended except by written instrument, executed by both parties.

      (e)   HEADINGS.

            The headings contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement.

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      (f)   COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (g)   ASSIGNMENT.

            Except if mutually agreed upon, the Company will not sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement.

            TAT may assign its right herein by simple notice to the Company.

      (h)   DELAYS OR OMISSIONS: WAIVER.

            No delay or omission to exercise any right, power, or remedy accruing to either the Company or TAT upon any breach or default by the other party under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

      (i)   FURTHER ACTIONS.

            At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TAT TECHNOLOGIES LTD.

By:    /s/ Dov Zeelim
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Name:  Dov Zeelim
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Title: President
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LIMCO AIRPAIR INC.

By:    /s/ Shaul Menachem
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Name:  Shaul Menachem
       --------------

Title: President
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